TRANS LEASING INTERNATIONAL, INC.
                              570 Lake Cook Road
                          Deerfield, Illinois  60015

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held On December 9, 1997

      The Annual Meeting of Shareholders of Trans Leasing International, Inc. (the "Company") will be held on Tuesday, December 9, 1997, at 10:00 a.m., at the Company's offices at 570 Lake Cook Road, Deerfield, Illinois 60015 for the purpose of considering and acting upon the following:

      (1)   The election of six directors.

      (2) Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

      (3)   Such other matters as may properly come before the meeting.

      The Board of  Directors of the Company has fixed  October 10,  1997,  at the close of business, as the record date for the determination of shareholders of the Company entitled to vote at the meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. A copy of the list of shareholders of the Company entitled to vote at this meeting will be available for examination by any shareholder of record for any purpose germane to the meeting during normal business hours at the Company's offices at 570 Lake Cook Road, Deerfield, Illinois 60015 during the period preceding this meeting. A copy of the Company's 1997 Annual Report on Form 10-K is being concurrently mailed to each person on such list.

      Whether or not you expect to be present at the meeting, please date, sign and return the enclosed proxy, which is solicited by the Board of Directors of the Company. The proxy is revocable and will not affect your right to vote in person, in the event you attend the meeting.

                                          By Order of the Board of Directors

                                                   Michael J. Heyman
                                          President, Chief Operating Officer
                                                  and Secretary



October 30, 1997


                        YOU ARE URGED TO DATE AND SIGN
                       THE ENCLOSED PROXY AND RETURN IT
                             PROMPTLY. THANK YOU.

                      TRANS LEASING INTERNATIONAL, INC.
                              570 Lake Cook Road
                          Deerfield, Illinois 60015

                               PROXY STATEMENT

      The accompanying proxy is solicited by the Board of Directors of Trans Leasing International, Inc., a Delaware corporation (hereinafter, the "Company"), for use at the Annual Meeting of Shareholders (hereinafter, the "Annual Meeting") to be held on December 9, 1997 and any adjournment thereof. Proxies in the accompanying form, properly executed and received by the Secretary prior to the meeting and not revoked, will be voted FOR the election of directors as set forth herein (unless otherwise designated) and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1998. Any proxy may be revoked at any time before it is exercised by giving notice to the Company prior to or at the Annual Meeting. The approximate date of mailing of this Proxy Statement is October 30, 1997. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telex, in person or otherwise.

      Only holders of Common Stock, par value $.01 per share, of the Company (hereinafter, the "Common Stock") of record on the books of the Company at the close of business on October 10, 1997 will be entitled to vote at the Annual Meeting. As of October 10 1997, there were 4,040,755 shares of Common Stock outstanding, the holders of which are entitled to one vote per share. A majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.


                            ELECTION OF DIRECTORS

      The Board of Directors of the Company consists of six directors, all of whom will be elected at the Annual Meeting. The directors to be elected at the Annual Meeting shall hold office until the 1998 Annual Meeting of Shareholders and until their successors shall have been elected and qualified. If the accompanying form of proxy is properly executed, the persons named as proxies therein will (unless otherwise designated) vote the shares of Common Stock represented by such executed proxy for the election of the six persons named below. In case any of the nominees is not a candidate at the meeting, an event which the Board of Directors does not anticipate, the enclosed proxy may be voted for a substitute nominee and (unless otherwise designated) will be voted for the other nominees named. Information supplied by the directors concerning their ages, business experience, periods of service as directors and the number of shares of Common Stock of the Company beneficially owned as of October 10, 1997 is shown on the following page.

NOMINEES FOR ELECTION AT THE 1997 ANNUAL MEETING:


                                                                     Shares
                            Business Experience and     Served as a Beneficially
      Name           Age       Other Information         Director      Owned
                                                           Since

Larry S. Grossman    48   Chairman  of  the  Board  of  August 1991  2,166,000
                          Directors      and     Chief
                          Executive   Officer  of  the
                          Company     since    October
                          1996.   Chairman  and  Chief
                          Executive     Officer     of
                          FluoroScan  Imaging Systems,
                          Inc.  (the  manufacturer  of
                          the    FluoroScan    Imaging
                          System,    a    fluoroscopic
                          device)  from  1982  to 1986
                          and   from   1989  to  1996;
                          Chief Operating  Officer and
                          Director of Pain  Prevention
                          Labs,  Inc. (a  manufacturer
                          of  an   electronic   dental
                          anesthesia    device)   from
                          1986    to     1989;     and
                          President,  Chief  Executive
                          Officer and  Director of the
                          Company  from  1981  to 1982
                          and   Vice   President   and
                          Director   of  the   Company
                          from 1972 to 1981.

Michael J. Heyman    44   President      and     Chief  August 1991   139,000
                          Operating   Office   of  the
                          Company     since    October
                          1996.      President     and
                          Chairman      of      MOKSHA
                          Worldwide,      Inc.     (an
                          international  marketing and
                          merchandising   concern   in
                          the apparel  industry) since
                          1994;  Senior Vice President
                          of  Heyman  Corporation  (an
                          international  marketing and
                          merchandising   concern   of
                          the apparel  industry)  from
                          1982 to 1994.

Larry Bier (a)(b)    45   Vice       President      of October 1996   20,000
                          Advertising  for  the  Radio
                          Shack   Division   of  Tandy
                          Corporation  since September
                          1992.  Advertising  Director
                          of Circuit  City  Stores,  a
                          retail   electronics  chain,
                          from  January 1989 to August
                          1992.

Clifford V.          69   President      and     Chief   June 1992    170,000
Brokaw, III(a)            Executive  Officer of Invail
                          Energy,  Inc.  (an  Oklahoma
                          based     oil     and    gas
                          production   company)   from
                          1977  to   1995.   Prior  to
                          that time,  he was a general
                          partner of  Eastman  Dillon,
                          Union  Securities  & Co., an
                          investment    banking   firm
                          based in New York City.

Mark C.              45   Partner   with  the   Argent  August 1991   55,000
Matthews(d)               Group   (a    developer   of
                          commercial  and  residential
                          real estate) since 1985.

John W.              74   Independent        corporate   February     85,000
Stodder(b)(c)             finance   and    acquisition  1986-August
                          consultant    since    1987;   1991 and
                          Director  and  Vice-Chairman  since June
                          of    Jostens,    Inc.    (a     1992
                          manufacturer              of
                          educational,     recognition
                          and  technical  products and
                          services   for  schools  and
                          businesses)    since   1978;
                          Director      of      Talley
                          Industries,      Inc.     (a
                          manufacturer  of  industrial
                          and  defense   products  and
                          developer  of  real  estate)
                          since   1970;   Director  of
                          Stevens  Graphics  Corp., (a
                          manufacturer  of high volume
                          packaging    and    printing
                          machinery   and   equipment)
                          since 1992.

(a) Member of the Audit Committee of the Board of Directors.

(b) Member of the Compensation Committee of the Board of Directors.

(c) Chairman of the Audit Committee of the Board of Directors.

(d) Chairman of the Compensation Committee of the Board of Directors.

Certain Relationships and Related Transactions

      The Company provides health and life insurance policies for the parents of Larry S. Grossman. The costs to the Company of these policies did not exceed $25,000 for the year ended June 30, 1997.

Information Regarding the Board of Directors

      The Board of Directors held eleven meetings during fiscal 1997 and each director attended every meeting of the Board of Directors and all of the meetings for the Board Committees on which such director served.

      The Audit Committee of the Board of Directors meets with management of the Company and the Company's independent auditors to discuss the scope and the results of the annual audit by the independent auditors, the fees for the services to be performed by the independent auditors and the Company's internal control structure. The Audit Committee met once in fiscal 1997. No officers of the Company serve on the Audit Committee.

      The Compensation Committee of the Board of Directors reviews and recommends salaries and other forms of compensation of elected Company officers, grants options under and administers the Company's stock option plans and reviews other personnel and compensation matters with the Company's management. The Compensation Committee held three meetings in fiscal 1997. No officers of the Company serve on the Compensation Committee.

      The Board of Directors does not have a nominating committee.

      Each director who is not an officer of the Company received a fee of $18,000 per year and is reimbursed for out-of-pocket expenditures incurred to attend Board and Committee meetings. The Company's directors have also been granted warrants to purchase shares of Common Stock. See "Directors' Warrants."

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required, by rules promulgated by the SEC, to furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during fiscal 1997 all of its officers, directors and greater than ten percent beneficial owners complied with Section 16(a) filing requirements applicable to them.

Certain Beneficial Owners

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 1, 1997 (a) by each person known by the Company to own beneficially more than five percent of such outstanding Common Stock, (b) by each executive officer and director of the Company and (c) by all executive officers and directors of the Company as a group. Each of such shareholders has sole voting and investment power as to shares shown unless otherwise noted.


                                              Shares Owned   Percent
                                              Beneficially  of Class

       Larry S. Grossman (1)................    2,166,000     53.6%
       Estate of Richard Grossman (2).......    1,927,000     47.7%
       Clifford V. Brokaw, III (3)..........      170,000     4.2%
       John W. Stodder (4)..................       85,000     2.1%
       Joseph Rabito (5)....................       76,548     1.9%
       Michael J. Heyman (6)................      139,000     3.4%
       Mark C. Matthews (7).................       55,000     1.4%
       Larry Bier (8).......................       20,000       *
       All Directors and Officers as a Group    2,711,548     67.1%
          (8 Persons)(9) ......................

      *  Indicates less than 1% of outstanding shares.
      (1)Includes 1,927,000 shares of Common Stock held in the Estate of Richard Grossman over which Larry S. Grossman, as administrator, has investment and voting control. Also includes 35,000 shares of Common Stock issuable upon the exercise of warrants and 200,000 shares of Common Stock issuable upon the exercise of options.
      (2)Larry S. Grossman, as administrator, has investment and voting control over these shares.

      (3 Includes  55,000  shares of Common Stock  issuable  upon the exercise of warrants.
      (4)Includes 85,000 shares of Common Stock issuable upon the exercise of warrants.
      (5)Includes 74,156 shares of Common Stock issuable upon the exercise of options.
      (6)Includes 35,000 shares of Common Stock issuable upon the exercise of warrants and 100,000 shares of Common Stock issuable upon the exercise of options.
      (7)Includes 55,000 shares of Common Stock issuable upon the exercise of warrants.
      (8)Includes 20,000 shares of Common Stock issuable upon the exercise of warrants.
      (9)See footnotes 1 and 3 thorough 8 above.

Executive Compensation

      The following table sets forth the total annual compensation paid or accrued by the Company during fiscal years 1993, 1994, 1995, 1996 and 1997 to the Company's Chief Executive Officer and to each of the Company's Executive Officers other than the Chief Executive Officer.


                          Summary Compensation Table

                                                         Long Term
                              Annual Compensation       Compensation
                                                                       All Other
Name and                   Salary     Bonus   Other   Awards-Option Compensation
Principal Position Year     ($)        ($)     Annual    /SARs (#)       ($)
                                            Compensation

Larry S. Grossman   1997 $183,000(1)   $101,000      $ -     200,000        $ -
  Chief Executive
Officer and Chairman

Michael J. Heyman  1997  149,000(2)   85,000          -     100,000          -
  President and
Chief
  Operating
officer

Joseph Rabito      1997    142,000    78,000      2,000      23,000          -
  Executive Vice   1996    130,000    17,000      7,000      50,657      3,000
President,         1995    116,000    14,000      2,000    1,156(5)          -
  Operations(4)    1994    110,000         -      2,000   10,000(6)      2,000
                   1993    105,000         -          -    5,000(6)          -

Stephen J. Hupp    1997  24,000(3)    15,000          -      30,000          -
  Vice President
of Finance

(1) Larry S. Grossman became Chairman and Chief Executive Officer on October 10, 1996. His annualized salary for fiscal 1997 was $300,000 per year.
(2) Michael J. Heyman became President and Chief Operating Officer on October 24, 1996. His annualized salary for fiscal 1997 was $225,000 per year.
(3) Stephen J. Hupp became Vice President of Finance and Chief Financial Officer on March 26, 1997. His annualized salary for fiscal 1997 was $100,000 per year.
(4)   Joseph Rabito became Executive Vice President on October 24, 1996.
(5) 657 of these options were canceled in connection with the issuance of options in fiscal 1996.
(6) These options were cancelled in connection with the issuance of options in fiscal 1996.

      Some of the persons included in the preceding table received certain non-cash compensation during fiscal 1997. Such compensation did not exceed, in the case of any named individual, 10 percent of the cash compensation of such individual or, in the case of the group, 10 percent of the cash compensation for the group. The Company also provided Michael J. Heyman and Joseph Rabito with the use of an automobile and related insurance coverage.

      The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted to the individuals listed in the Summary Compensation Table during fiscal 1997 pursuant to the Company's 1996 Stock Option Plan, together with related information.


                      Option Grants in Last Fiscal Year

                    Individual Grants

                             Percent of                          Potential
                               total                             realizable
                              options                         Value at assumed
                              granted to Exercise               annual rates
                             granted to  or base               of stock prices
                    Options   employees  price                  appreciation
                    granted     in      fiscal   Expiration   For option term.
Name                   #       year     ($/Sh      date      5%($)     10%
 -------------------------------------------------------------------------------
Larry S. Grossman  100,000(1)  21.9%    $4.375    11/7/01   $512,000  $706,000
                   100,000(1)  21.9%       5.5    2/21/02   400,000   594,000

Michael J. Heyman  50,000(1)   11.0%     4.375    11/7/01   256,000   353,000
                   50,000(1)   11.0%       5.5    2/21/01   200,000   297,000

Joseph Rabito      10,000(1)    2.2%     4.375    11/7/01    51,000   71,000
                   13,000(1)    2.9%     4.375    11/7/01    67,000   92,000

Stephen J. Hupp    30,000(2)    6.6%      6.25    3/27/02    97,000   156,000

(1)   Options are immediately exercisable.
(2) Option vest one-third on each of the first three anniversaries of the grant date.


      The following table sets forth the number of shares of Common Stock subject to stock options exercised by the individuals listed in the Summary Compensation Table during fiscal 1997, together with related information, and the value of the unexercised options.

               Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values


                                                                 Value of
                       Shares                   Number of       unexercised
                    acquired on    Value       unexercised     in-the-money
Name                  exercise   realized         options        options
                        (#)         ($)          at fiscal       at fiscal
                                                year-end (#)   year-end)($)(1)
                                           (exercisable/      (exercisable/
                                            unexercisable)      unexercisable)

Larry S. Grossman        -          $ -     200,000/0        $ 575,000 / $ 0

Michael J. Heyman        -            -     100,000/0          288,000/    0

Joseph Rabito            -            -     74,156/ 0          306,000/    0

Stephen J. Hupp          -            -     0/30,000           0   /  47,000

(1) Based on $7.8125 the last reported sales price of the Common Stock on the NASDAQ Stock Market on June 30, 1997.

Executive Agreements

      The Company has entered into a severance agreement with Larry S. Grossman. Mr. Grossman's agreement provides that if either (i) the Company terminates his employment without cause (e.g., the commission of a felony or gross negligence) other than upon death, disability or resignation, or (ii) Mr. Grossman terminates his employment for good reason (e.g., a reduction in salary or reassignment of duties without his approval), the Company will pay him a one-time cash severance payment equal to three times his annual base salary then in effect.

      The Company, together with General Electric Capital Corporation ("GECC"), has also entered into a termination agreement with Mr. Grossman, in connection with sale of the assets of the Company to GECC (see "Change of Control"). This agreement provides for (i) a settlement payment of $440,000 to be paid to Mr. Grossman in full satisfaction of the Company's severance and outplacement service obligations under the severance agreement, (ii) a full release by Mr. Grossman of the Company from all claims and demands in consideration of such settlement payment and (iii) a seven-year non-competition and non-solicitation obligation by Mr. Grossman with GECC and the Company.

      The Company has entered into an employment agreement with Michael J. Heyman, which provides for, among other things, a base salary of $225,000 per year, a term of three years which expires on October 24, 1999 (with an automatic renewal for a term of one year), and, if Mr. Heyman's employment is terminated without cause other than upon death, disability or resignation, severance payments equal to (i) his base salary then in effect, payable over a one-year period, if his employment is terminated in the first year, (ii) two times his base salary then in effect, payable over a two-year period, if his employment is terminated in the second year, and (iii) three times his base salary then in effect, payable for a three-year period, if his employment is terminated after the second year.

      The Company, together with GECC, has also entered into a termination agreement with Mr. Heyman, in connection with sale of the Company to GECC (see "Change of Control"). This agreement provides for (i) a settlement payment of $665,000 to be paid to Mr. Heyman in full satisfaction of the Company's severance and outplacement service obligations under the severance agreement, (ii) a full release by Mr. Heyman of the Company from all claims and demands in consideration of such settlement payment and (iii) a seven-year non-competition and non-solicitation obligation by Mr. Heyman with GECC and the Company.

      The Company has entered into a severance agreement with Joseph Rabito. Mr. Rabito's severance agreement provides that if either (i) during a one-year period after a change of control of the Company, the Company terminates his employment without cause other than upon death, disability or resignation or (ii) Mr. Rabito terminates his employment for good reason, the Company will pay him a one-time cash severance payment equal to two times his annual base salary then in effect. In addition, each of the severance agreements requires the Company to cover outplacement service expenses not to exceed 20% of the executive's base salary. Mr. Rabito, together with the Company and GECC, has agreed to terminate his severance agreement with the Company in connection with an employment agreement with GECC commencing at the closing of the Company's transaction with GECC.

Directors' Warrants

      During fiscal 1997, the Company also granted to certain of its current directors warrants entitling them to purchase shares of Common Stock. Each of Larry Bier, Clifford V. Brokaw, III, Mark C. Matthews, and John W. Stodder was granted warrants to purchase 10,000 shares of Common Stock at an exercise price of $4.375 per share on November 7, 1996, and was granted warrants to purchase 10,000 shares of Common Stock at an exercise price of $5.50 per share on February 21, 1997.

Report of the Compensation Committee

      The Compensation Committee (hereinafter, the "Committee"), is comprised of three out of six of the Company's directors: Larry Bier, Mark C.
Matthews, and John W. Stodder. Mark C. Matthews serves as Chairman of the Committee. The Committee reviews and approves the compensation of each of the executive officers of the Company (hereinafter, the "Officers"). The Committee also administers the Company's stock option plans and other benefit plans.

      The Company's compensation program for Officers is designed to reward such officers for their individual performance and contribution to the Company while at the same time being tied directly to the Company's overall performance. The Committee and the Board of Directors (the "Board") believe that a direct relationship between Officers' compensation and the Company's performance is a very important factor in achieving the Company's objective of maximizing shareholder value.

      The Company's executive compensation program consists of a base salary and participation in the Officer Bonus Plan (the "Bonus Plan"), the 1992 Executive Management Group Stock Option Plan (the "1992 Plan") and the 1996 Stock Option Plan (the "1996 Plan"). The Officers may also participate in the Trans Leasing International, Inc. Savings Plan (the "Savings Plan") and the 1986 Employees Stock Option and Performance Unit Plan (the "1986 Plan") with the other salaried employees.

      In order to retain certain key employees subsequent to Richard Grossman's death, the Company promoted Joseph Rabito to Executive Vice President and increased his compensation in accordance with the promotion. In order to attract certain key employees following the termination of both the Vice President, Sales and Vice President, Finance during fiscal 1997, the Company established salaries for executives commensurate with the responsibilities and roles assigned. It is the Committee's belief that the potential to earn incremental compensation in the future should be tied directly to the Company's performance and that this is accomplished through the other components of the executive compensation program discussed below.

      The minimum financial goals in the 1997 Bonus Plan were met in fiscal 1997. Therefore, cash payments were made under that portion of the Plan equal to 54% of officers' annual compensation. The 1998 Bonus Plan is designed to provide an incentive to the Officers in the form of a cash payment at the end of the fiscal year if the Company achieves certain return on equity performance targets.

      The Committee may also grant to the Officers stock options under the 1996 Plan based on the Committee's evaluation of each Officer's performance. The Committee believes that by providing the opportunity for compensation through equity ownership, management will be more focused on maximizing shareholder value.

                                                Mark C. Matthews, Chairman
                                                Larry Bier
                                                John W. Stodder

Stock Option Plans

      In February 1986, the Company adopted the 1986 Plan. Under the 1986 Plan, the Committee could grant, prior to February, 1996, to key employees of the Company stock options which may be "incentive stock options" ("ISOs") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), appreciation rights or performance units. Stock options that do not qualify as ISOs could also be granted under the 1986 Plan. The maximum number of shares of Common Stock that were available for grant under the 1986 Plan was 210,000. The exercise price of options granted under the 1986 Plan may not be less than 100% of the fair market value of the Common Stock of the Company on the date of grant, except in the case of persons owning 10% or more of the Common Stock, with respect to whom such price could not be less than 110% of such fair market value. No option could be granted with a term exceeding five years. The option price may be paid in cash or, to the extent permitted by the Committee, by delivery of the optionee's promissory note or by delivery of Common Stock already owned by the optionee (valued at its fair market value at the time of exercise). Subject to the discretion of the Committee, options which are not ISOs and appreciation rights may require the Company to make a cash payment to the holder thereof in an amount equal, in the case of an option exercise, to the excess of the fair market value of a share of Common Stock on the date the holder recognizes taxable income over the option price multiplied by the number of shares as to which the option is exercised. At October 1, 1997, options granted under the 1986 Plan covering an aggregate of 60,156 shares of Common Stock were outstanding, including options held by Joseph Rabito covering 51,156 shares. As of such time, none of such options had been exercised.

      The Company adopted the 1992 Plan in April 1992, at which time certain key managers were granted options. Participants in the Plan may also be granted options if the Company's earnings exceed certain thresholds. The maximum number of shares of Common Stock that are available for grant under the 1992 Plan is 214,260. Presently, there are no outstanding options issued under the 1992 Plan.

      The 1996 Plan was adopted in November 1996. Under the 1996 Plan, the Committee may grant to directors and key employees of the Company stock options which may be ISOs. Stock options that do not qualify as ISOs may also be granted under the 1996 Plan. The maximum number of shares of Common
Stock that are available for grant under the 1996 Plan is 1,000,000. The exercise price of options granted under the 1996 Plan may not be less than 100% of the fair market value of the Common Stock of the Company on the date of grant, except in the case of persons owning 10% or more of the Common Stock, with respect to whom such price shall not be less than 110% of such fair market value. No option could be granted with a term exceeding five years. The option price may be paid in cash or, to the extent permitted by the Committee, by delivery of the optionee's promissory note or by delivery of Common Stock already owned by the optionee (valued at its fair market value at the time of exercise). Subject to the discretion of the Committee, options which are not ISOs may require the Company to make a cash payment to the holder thereof in an amount equal to the excess of the fair market value of a share of Common Stock on the date the holder recognizes taxable income over the option price multiplied by the number of shares as to which the option is exercised. The purpose of such cash payments will be to assist the person exercising the non-ISO option to pay his federal income taxes resulting from the exercise. At October 1, 1997, options granted under the 1996 Plan covering an aggregate of 456,000 shares of Common Stock were outstanding, including options held by the following persons, covering the number of shares indicated: Larry Grossman (200,000 shares), Michael Heyman (100,000 shares), Stephen Hupp (30,000 shares), Joseph Rabito (23,000) shares) and all executive officers as a group (353,000 shares). As of such time, no options had been exercised under the 1996 Plan.

Officer Bonus Plan

      The Bonus Plan is designed to align the incentives of officers with those of the Company generally by awarding bonuses based on the Company's financial performance. Each year, the Committee establishes a Bonus Plan for the following fiscal year. In 1997, the target bonus established by the Committee for the officers of the Company was a percentage of base salary (ranging from 12.5% to 62.5%) based upon the Company meeting certain return on equity thresholds. Given the Company's performance in fiscal 1997, cash
payments   made  under  the  Bonus  Plan  equaled  54%  of  officers'   annual
compensation.

Stock Price Performance Table

      The following table compares the total return of the Company's Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for the NASDAQ Stock market (U.S. Companies) and the CRSP Total Return Index for NASDAQ Financial Stocks.


                                          Fiscal Year Ending


                      6/30/92   6/30/93  6/30/94  6/30/95 6/30/96 6/30/97

Trans Leasing
  International       100.00   86.84    73.68   78.95    72.37   164.47

NASDAQ U.S.
  Companies           100.00    125.76   126.97 169.48   217.59  264.59

NASDAQ
  Financials          100.00   131.42   148.36  169.62  220.78   322.98

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Upon recommendation by the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the Company's fiscal year ending June 30, 1998. The Company has been advised that Deloitte & Touche LLP has no relationship with the Company or its subsidiaries other than that arising from their role as the Company's auditors.

      Representatives of Deloitte & Touche LLP are expected to be present at the 1997 Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions relating to that firm's examination of the Company's financial statements for fiscal 1997.

                               CHANGE OF CONTROL

      As a result of the passing away of Richard Grossman, Larry S. Grossman, the current Chairman of the Board and Chief Executive Offer of the Company, acquired beneficial ownership of 1,927,000 shares of Common Stock upon his qualification on October 21, 1996, as administrator of Richard Grossman's estate. As a result, Larry S. Grossman beneficially owns 53.6% of the Common Stock. See "Certain Beneficial Owners." Larry S. Grossman, as administrator of Richard Grossman's estate, has voting and investment control over the Common Stock in Richard Grossman's estate and may pledge or sell a portion of such Common Stock to cover the estate's expenses, including any taxes. It is expected that any shares of Common Stock remaining in the estate will be distributed to the heirs of Richard Grossman.

      On August 27, 1997, the Company entered into an agreement to sell substantially all the net assets of the Company to GECC. The gross sale proceeds approximate $46 million and involves assumption by GECC of certain debt outstanding upon closing of the sale. Subject to required regulatory filings, the Company anticipates the sale transaction will close in the second quarter of fiscal 1998. Net proceeds from the sale, after consideration of certain post-closing expenses, will approximate $10.00 per share and be distributed to shareholders via a liquidating dividend in early calendar year 1998. There can be no assurance that the transaction with GECC will be completed or that the liquidated distribution will be made.


               DISCRETIONARY VOTING OF PROXIES IN OTHER MATTERS

      The Board does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

      All proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its executive offices no later than the close of business on August 11, 1998 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.


                               VOTING PROCEDURES

      Under Delaware law and the Company's Certificate of Incorporation and By-laws, if a majority of the shares entitled to vote is present at the meeting in person or by proxy (i) the six nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors and (ii) the ratification of the appointment of Deloitte & Touche LLP and generally any other matter submitted to a vote of the shareholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote of a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters since it is one less vote for approval.


                            ADDITIONAL INFORMATION

      This solicitation is being made by the Company. All expenses of the Company in connection with solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telex, in person or otherwise, without additional compensation. The Company will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

      The Company has previously furnished to each person whose proxy is being solicited a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 as filed with the Securities and Exchange Commission, including the financial statements contained therein. Requests for additional copies of such Annual Report on Form 10-K should be directed to the Secretary of the Company.


                                        By Order of the Board of Directors

                                                 Michael J. Heyman
                                        President, Chief Operating Officer
                                                   and Secretary
October 30, 1997

PROXY                                                                    PROXY
                       TRANS LEASING INTERNATIONAL, INC.

       This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on December 9, 1997


      The undersigned Shareholder of Trans Leasing International, Inc. (the "Company") hereby appoints Larry S. Grossman and Michael J. Heyman, and each of them, proxies, with power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held at the Company Offices, 570 Lake Cook Road, Deerfield, IL 60015 on Friday, December 9, 1997 at 10:00 a.m., CDT, or postponement or adjournment thereof, with all the powers the undersigned would possess if present, with respect to the following:


 PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                  ENVELOPE.

                (Continued and to be signed on reverse side.)

                       TRANS LEASING INTERNATIONAL, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1.    Election of Directors --
      Nominees: Larry S. Grossman, Michael J. Heyman, Clifford V. Brokaw, III, Mark C. Matthews, Larry Bier, and John W. Stodder.

      [    ]  For All     [    ] Withhold All [    ] For All Except Nominee(s)
                                                     written below)
                                                      ________________________

2.    Ratification of Appointment of Independent Auditors --
      Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

      [    ]  For         [     ] Against     [    ] Abstain

3.    Discretionary Voting of Proxies on Other Matters --
      In their discretion of the proxies, in the transaction of such other business which may properly come before the meeting; all as described in the notice of 1997 Annual meeting of Shareholders and related Proxy Statement.


The Board of Directors Favors a Vote FOR Items 1 and 2. The Shares Represented By This Proxy Will Be Voted As Directed, But Where No Direction Is Given,
Those Shares Will Be Voted For Such Item(s).

                                         Dated: _______________________, 1997

Signature(s)


Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.